SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

Amendment No. 1
To
FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   May 10, 2010

PROTECTUS MEDICAL DEVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-53100	98-0541881
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

110 First Avenue NE, Suite #1006
 Minneapolis, MN  55413
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

612-379-3975
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Gregg E. Jaclin, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed to revise and amend the Current Report on Form 8-K filed by Protectus Medical Devices, Inc. on May 28, 2010 in response to the comments provided by the United States Securities and Exchange Commission on June 1, 2010.

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 10, 2010, Mr. John Salstrom, the Chief Executive Officer and the Chief Financial Officer  (the “Authorized Officer”) of Protectus Medical Devices, Inc. (the “Company”), in connection with his preparation for the Company’s audited financial statements for the fiscal year ended December 31, 2009 concluded that the Company’s previously issued unaudited financial statements for the three months and nine months ended September 30, 2009 included in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on December 24, 2009, should no longer be relied upon and that disclosure should be made and action should be taken to prevent further reliance. In connection with the filings of our September 30, 2010 Form 10-Q, the Company will restate its financial statements for the nine months ended September 30, 2009 with the following adjustments to the consolidated balance sheet and statement of operations:

•	Balance Sheet related Adjustments:

1.
Accounts payable and accrued expenses:  In periods prior to September 30, 2009 the Company treated their officers as subcontractors and not as employees (for  accrued and paid compensation).  The Company corrected this error and recorded accrued payroll (grossed up)  and related taxes and estimated penalties and interest associated with this period of nine months ended September 30, 2009  and all prior periods.

2.	Notes payable – net of debt discount: the Company has now reflected an accurate total of net of debt discount. In addition, debt discount was supposed to be applied to the long term debt.
3.
Accrued interest payable: the Company originally recorded interest payments during 2009 to interest expense instead of relieving the accrued interest balance. The Company has corrected this error and reflected the accurate total of accrued interest payable and interest expense.

4.
Derivative liabilities: the Company has reconsidered the day 1 fair value pursuant to the variables used in this computation, as well as the mark to market adjustment at period end.  The derivative liabilities were computed under ASC 815 for embedded conversion features and warrants.

5.	Convertible notes payable – net of debt discount: the Company has now reflected an accurate total. In addition, the debt discount was supposed to be applied to the long term debt.
6.	Additional paid in capital: the Company has now reflected the accurate total.
7.	Deficit accumulated during development stage: net result of all balance sheet changes as adjusted through the statement of operations.

•	Statement of Operations related Adjustments:

1.	General and Administrative: the Company has now reflected the accurate total which includes the additional payroll related charges discussed in number 1 above.
2.
Interest Expense: the Company has adjusted for this total in connection with the adjustment to the error in recording of interest payments and accrued interest payable (see number 3 above) as well as for the proper amortization of debt discount.

3.	Derivative Expense: the Company has adjusted this balance in connection with its revaluation and fair value computation of derivative liabilities at the commitment date.
4.
Change in fair value of derivative financial instruments: the Company has adjusted this balance in connection with its revaluation and fair value computation of derivative liabilities at the commitment date.

The Authorized Officer has discussed the foregoing matters with the Company’s independent registered public accounting firm, Bartolomei Pucciarelli, LLC.

The following tables present the effects of the restatement as of and for the nine months ended September 30, 2009:

	September 30, 2009		September 30, 2009As originally
	(Restated)	Adjustments	reported
	(Unaudited)		(Unaudited)

Assets

Current Assets:
Cash	70,822	-	70,822
Total Current Assets	70,822	-	70,822

Debt issue costs - net	-	-	-

Total Assets	70,822	-	70,822

Liabilities and Stockholders' Deficit

Current Liabilities:
Accounts payable and accrued expenses	1,070,000	478,688	591,312
Notes payable - net of debt discount	976,774	580,861	395,913
Notes payable - related party	270,000	-	270,000
Convertible notes payable	55,000	-	55,000
Accrued interest payable	183,644	(250,937)	434,581
Derivative liabilities - debt and warrants	2,931,321	(463,916)	3,395,237
Total Current Liabilities	5,486,739	344,696	5,142,043

Long Term Liabilities:
Convertible notes payable - net of debt discount	103,030	(519,455)	622,485
Total Long Term Liabilities:	103,030	(519,455)	622,485

Total Liabilities	5,589,769	(174,759)	5,764,528

Common stock, $0.0001 par value, 150,000,000 shares authorized,
45,225,000 and 45,000,000 shares issued and outstanding	4,522	-	4,522
Additional paid in capital	2,858,738	106,732	2,752,006
Deficit accumulated during the development stage	(8,382,207)	68,027	(8,450,234)
Total Stockholders' Deficit	(5,518,947)	174,759	(5,693,706)

Total Liabilities and Stockholders' Deficit	70,822	-	70,822

	For the Nine		For the Nine Months Ended
	Months Ended September 30, 2009 (consolidated)		September 30, 2009 (consolidated)As Originally
	As Restated	Adjustments	Reported
Operating expenses
Research and development	-	-	-
General and administrative expenses	914,111	104,864	809,247
Total operating expenses	914,111	104,864	809,247
Loss from operations	(914,111)	(104,864)	(809,247)
Other income (expense)
Interest income	104	-	104
Interest expense	(140,923)	33,143	(174,066)
Derivative expense	(1,174,884)	7,237,857	(8,412,741)
Change in fair value of derivative financial instruments	(1,133,952)	(6,828,947)	5,694,995
Other income (expense) - net	(2,449,655)	442,053	(2,891,708)
Net loss	$(3,363,766)	$337,189	$(3,700,955)
Net Income (Loss) per Common Share - Basic and Diluted	$(0.07)	$0.01	$(0.08)
Weighted Average Number of Common Shares Outstanding	45,024,359	45,024,359	45,024,359

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protectus Medical Devices, Inc.

Date: July 27 , 2010	By: /s/ John S. Salstrom
John S. Salstrom, Ph.D. Chief Executive Officer